Exhibit 99.28(j)

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement (No. 333-189870) on Form N-1A of Global Atlantic BlackRock Allocation Portfolio, Global Atlantic BlackRock Disciplined Core Portfolio, Global Atlantic BlackRock Disciplined Growth Portfolio, Global Atlantic BlackRock Disciplined International Core Portfolio, Global Atlantic BlackRock Disciplined Mid Cap Growth Portfolio, Global Atlantic BlackRock Disciplined Value Portfolio, Global Atlantic BlackRock High Yield Portfolio, and Global Atlantic Goldman Sachs Core Fixed Income Portfolio (collectively, the Portfolios), each a separate series of Forethought Variable Insurance Trust (the Trust), of our report dated February 23, 2023, relating to our audit of the financial statements and financial highlights, which appear in the December 31, 2022 Annual Report to Shareholders, which are also incorporated by reference into the Registration Statement.

We also consent to the references to our firm under the captions “Financial Highlights” and “Financial Statements” in such Registration Statement.

/s/ RSM US LLP

Denver, Colorado

April 26, 2023